UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte Street, Suite 101 Mountain View , CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2024, Aditxt, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Purchaser”) pursuant to which the Company issued and sold a senior note in the principal amount of $625,000 (the “Note”) maturing on October 7, 2024. The Company received cash proceeds of $500,000 from the sale of the Note.

Upon an Event of Default (as defined in the Note), the Note will bear interest at a rate of 14% per annum and the holder shall have the right to require the Company to redeem the Note at a redemption premium of 125%. In addition, while the Note is outstanding, the Company is required to utilize 100% of the proceeds from any offering of securities to redeem the Note. Pursuant to the Purchase Agreement, the Company agreed to use commercially reasonable efforts, including the filing of a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for a public offering, to pursue and consummate a financing transaction within 90 days of the closing date. In connection with the issuance of the Note, the Company issued the Investor a warrant (the “Warrant”) to purchase up to 1,250,000 shares of the Company’s common stock (the “Warrant Shares”). Pursuant to the Purchase Agreement, the Company also agreed to file a registration statement with the SEC covering the resale of the Warrant Shares as soon as practicable following notice from an investor, and to cause such registration statement to become effective within 60 days following the filing thereof. The Warrant is exercisable following Stockholder Approval (as defined in the Purchase Agreement) at an initial exercise price of $1.49 for a term of five years.

The foregoing descriptions of the Securities Purchase Agreement, Note, and Warrant are not complete and are qualified in their entirety by reference to the full text of the forms of the Securities Purchase Agreement, Note, and Warrant copies of which are filed as Exhibits 10.1, 10.2, and 4.1, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

On July 9, 2024, the Company entered into an amendment to common stock purchase warrants (the “Amendment”) with the holder (the “Holder”) of certain of the Company’s warrants originally issued in December 2023, April 2023, September 2022, December 2021, August 2021, and September 2020 (collectively, the “Outstanding Warrants”), pursuant to which the Company and the Holder agreed to amend each of the Outstanding Warrants to lower the exercise price of the Outstanding Warrants to $1.49 per share.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the form of Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Note is incorporated by reference herein in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Note is incorporated by reference herein in its entirety. The Company issued the Note in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Warrant (July 2024)
10.1	Form of Securities Purchase Agreement (July 2024)
10.2	Form of Senior Note (July 2024)
10.3	Form of Amendment to Common Stock Purchase Warrants (July 2024)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2024

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer